EXHIBIT 10.25

                           LICENSING AGENT AGREEMENT

                This Licensing Agent Agreement (the "Agreement") is entered into July 25, 1997 by and between Sega of America, Inc., a California corporation with offices at 275 Shoreline Drive, Redwood City, California 94065 ("Sega") and American Champion Media, Inc., a California corporation, with offices at 26203 Production Avenue, Suite 5, Hayward, California 94545 ("American").

                This Agreement is being entered into with respect to the following facts:

A. American is the sole owner and has the exclusive right to license the trademark, brand name, logo, characters and related properties known as "Kanga Roddy" (collectively the "Name") based upon the television programs of the same name to be broadcast on PBS ("Programs").

B. American desires to appoint Sega as its non-exclusive agent
(and if any of the conditions set forth in paragraph 1(a) through (d) below are satisfied, its exclusive agent) for purposes of licensing and merchandising the Name for use on or in connection with all categories of merchandise products (e.g., clothing, toys, sporting goods, etc.), services and home video programs (collectively the "Products"), and Sega desires to accept such appointment in accordance with the terms and conditions set forth in this Agreement.

In consideration of the promises and agreements set forth herein, the parties hereby agree as follows:

1. Subject to the provisions set forth below in this paragraph 1, American hereby appoints Sega to represent American as its non-exclusive agent for purposes of licensing and merchandising the Name to third parties for use on and in connection with the Products throughout the world (the "Territory").

Notwithstanding the forgoing, American agrees that in the event Sega enters into any license provided in subparagraphs (a) through (c) below, Sega shall immediately become the exclusive (as distinguished from non-exclusive) agent for American for the purposes of licensing and merchandising the "Name" to the third parties for use on or in connection with the Products throughout the Territory and American agrees that no other person or entity (including American and/or Gelfand) shall thereafter be entitled to solicit or otherwise arrange for the merchandising and licensing of the Name (other than Sega). American may solicit providing they turnover the negotiations to Sega for final negotiations.

(a) A master toy licensing;

(b) A home video license;

(c) A master apparel license.


2. Sega shall submit each proposed licensing arrangement to American in the form of a term sheet providing reasonable detail as to the proposed transaction. American shall forward to Sega any proposed changes to the terms promptly following receipt of the term sheet but in any event no later than five (5) business days after receipt. Based on the terms approved by American, Sega shall prepare or have prepared a merchandise license agreement ("License Agreement") incorporating the agreed terms and such other terms and conditions as are customary and reasonable. No License Agreement shall be entered into without American's prior consent. American shall have approval over the Products and over the material terms of the License Agreements, which approval shall be exercised in American's sole discretion. Sega hereby waives any claim it may have that American did not exercise it approval rights in good faith with respect to any proposed License Agreement. American shall respond to Sega within fourteen (14) days with respect to its approval or disapproval of any proposed License Agreements. All License Agreements shall be entered into in the name of American and shall be executed by American.

3. This Agreement shall be effective as of the date of execution hereof and shall continue for a term of three (3) years (the "Term"). Commencing sixty (60) days prior to the expiration of the Term, Sega and American shall negotiate in good faith with respect to extending the term for some additional period of time. The initial term and any extension thereof is referred to herein as the "Term."

4. Sega shall do the following with respect to the Name:

(a) Seek out, negotiate and present for approval and execution by American, business opportunities relative to the merchandising and licensing of the Name.

(b) Monitor and oversee the licensing, promotion and marketing programs with all existing or hereinafter acquired third party licensees ("Licensees").

(c) Whenever necessary, conduct personal visits to Licensees' manufacturing facilities, to ensure conformance with the quality control provisions of the License Agreements.

(d) Engage in other such activities as the parties may mutually agree and use its best efforts to maximize revenue generated from the exploitation of the rights granted hereunder and to enhance the value and the reputation of the Name.

(e) Report and update American in writing on a regular basis as to the status of License Agreements and all pending or anticipated business arrangements relating to the Name.

(f) If appropriate, attend the Consumer Electronics
Show, the Toy Fair, the annual Licensing Show and other trade shows to exhibit and display the Name.

5. American agrees to reimburse Sega for all expenses incurred by Sega in connection with the licensing and merchandising of the Products which are pre-approved by American in writing, including, but not limited to, presentations, press kits, style guides, art work, design materials, display materials, trade show expenses specifically related to the Name (including travel expenses related thereto and promotional materials.) Sega agrees that it will absorb all of its own office and overhead expenses relating to the licensing and merchandising of the Name and any travel and legal expenses not specifically related thereto and that it will receive no compensation except as specified in this paragraph and in paragraph 8 below.

6. American shall have the responsibility at its own cost and expense for obtaining and maintaining appropriate trademark and copyright protection throughout the Territory with respect to the Products. Sega shall advise American in writing of any suspected of known infringement of the Name.

7. Sega is hereby authorized, but not obligated to, solicit third party relationships in the multimedia and interactive areas as well as any other medium (other than television which shall remain exclusively the domain of American.) Any compensation for services not already contemplated by this Agreement shall be separately negotiated between American and Sega.

8. All monies, including advances and guarantees, received by American or any of its agents or affiliated companies, from the licensing, merchandising or other disposition of the Products utilizing the Name or from any other rights granted hereunder ("Gross Receipts") shall be applied in the following order and priority:

(a) First, American shall pay Sega 30% of the Gross
Receipts.

(b) Second, American shall pay Sega an amount equal to the expenses incurred by Sega and pre-approved by American in writing pursuant to paragraph 5 above.

(c) Third, all sums remaining after the payment to Sega of the sums specified in subparagraphs 8(a) and
(b) above shall be retained by American.

(d) Upon the expiration or earlier termination of this Agreement, Sega shall (provided the Agreement has not been terminated for Sega's fraud, misrepresentation or other tortious or illegal conduct) continue to be entitled to receive the forgoing fee and expenses with respect to any License
Agreements entered into during the Term for the greater of (i) the actual term of each such License
Agreement; or (ii) five (5) years from the date of commencement of each such License Agreement; provided
Sega continues to service such License Agreements as provided in paragraph 4 above.

9. The License Agreements shall provide that payments due from Licensees shall be paid to American. American shall deposit all sums received from such License Agreements into a bank account in the name of American ("Distribution Account"). American shall hold Sega's portion of the Gross Receipts in trust for the benefit of Sega.

10. American shall remit to Sega itemized statements of its collections and of all deductions therefrom on a quarterly basis. American shall pay Sega interest on any amounts not paid by American in a timely fashion at the then prevailing prime rate of interest charged by Bank of America.

11. American will keep true and accurate books of account with respect to each License Agreement showing all receipts thereunder and all deductions therefrom. Sega shall have the right to audit American's books, records and documents relating to the License Agreements during normal business hours, at its own cost, but not more frequently than once per year. A copy of any audit report shall be delivered by the auditor to American concurrently with the delivery of the report to Sega. If, as a result of such audit, it is determined that American has under-accounted to Sega by 5% or more, American shall promptly pay Sega such under-accounted for amount plus interest thereon at the then prevailing prime rate of interest charged by Bank of America plus all reasonable sums paid by Sega in connection with such audit.

12. American acknowledges that Sega is engaged in the business (among others) of acting as a merchandising and licensing agent for companies and their products and services and Sega shall be entitled to continue to represent such other companies, products and services in their business activities during the Term and thereafter whether or not in competition with American. Sega shall not, at any time during the Term, reveal, divulge or make known to any person (other that its accountants, attorneys or taxing authorities) or use for Sega's own account, any non-public proprietary information of which Sega may become aware during the Term by virtue of this Agreement. At American's request, Sega shall make available to American a list of those clients for whom Sega is currently acting as a licensing agent.

13. Either party may terminate this agreement if the other party commits a material breach of any of the terms hereof and fails to cure such a breach within thirty (30) days after receipt of written notice of the alleged breach from the other party; or if the other party becomes insolvent or bankrupt, goes into liquidation or otherwise takes advantage of or becomes subject to any law relating to insolvency or reorganization. If Cynthia Wilkes ("Wilkes") shall leave the employ of Sega during the Term, American may terminate this Agreement by giving written notice to Sega within thirty (30) days after American receives notice from Sega that Wilkes will be leaving the employ of Sega.

14. American represents, warrants and agrees for the benefit of Sega that:

(a) American has full power and authority to enter into this Agreement and to fulfill its obligations hereunder.

(b) The performance of the terms of this Agreement and of American's obligations hereunder shall not be inconsistent with any agreement of American.

(c) American is the sole owner of the Name and the use thereof with respect to any Product in the Territory shall not intringe upon or violate any patent, copyright, trademark, tradename, trade secret or other proprietary right of a any third party nor violate the right of privacy of publicity of, nor constitute a libel or slander against, or violate the copyright of any person or entity; and

(d) So long as this Agreement remains in effect
American shall not make or enter into any agreement or arrangement with any third party which is inconsistent with any of the provisions of this Agreement, it being understood that (i) American may enter into any agreement with PBS or any of its affiliated companies including, but not limited to, agreements relating to "pledge drives" and PBS retail affiliates such as the Store of Knowledge and Sega shall not be entitled to any fees in connection therewith; and (ii) American may (unless and until this Agreement becomes exclusive pursuant to the provisions of paragraph 1 above) enter into another licensing agent agreement with a party other that Sega provided American shall notify Sega in such event. American may solicit providing they turn over final negotiations to Sega for execution, in the event that this agreement becomes exclusive.

15. American agrees to defend, indemnify and hold Sega harmless from and against any and all claims, losses, liabilities, damages, expenses and costs (including reasonable attorneys' fees and court costs) which may result from a breach or alleged breach by American any of the warranties, representations or other agreements by American contained herein.

16. Sega represents, warrants and agrees for the benefit of American that:

(a) Sega possess full power and authority to enter into this agreement and to fulfill its obligations.

(b) The performance of the terms of this Agreement and of Sega's obligations shall not constitute a breach of any agreement by which Sega is bound.

(c) So long as this Agreement remains in effect, Sega shall not make or enter into any agreement or arrangement with any third party which is inconsistent with any of the provisions of this Agreement.

(d) Sega will not knowingly engage in any tortious or illegal or illegal conduct in its solicitation of proposals for American or in the performance of any of its duties as expressed in paragraph 4 above.

(e) Sega will cooperate with American, at American's expense, with respect to the prosecution of any infringement actions brought hereunder.

17. Sega agrees to defend, indemnify and hold American harmless from and against any and all claims, losses, liabilities, damage expenses, and costs (including reasonable attorneys' fees and court costs) which may result from a breach or alleged breach of any warranty, representation or agreement by Sega herein.

18. In the event American (or any company in which American or any shareholder of American may have an interest) enters into any agreement(s) during the period commencing on the date hereof and terminating one (1) year after the Term of this Agreement, for the license of the Name for use on or in connection with any Products with any person or entity (or affiliate thereof) to whom Sega may make a presentation to American during the Term, American shall pay Sega the fee provided in paragraph 8(a) with respect to any such agreement. American hereby acknowledges that a presentation was made by Sega to American with respect to the companies referred to on Exhibit "A" attached hereto at the Licensing Show in New York on June 9, 1997.

19. All notices which either party may be required to give the other shall be given by sending them by certified or registered mail, return receipt requested, postage pre-paid or by delivering them pre-paid to a national overnight courier service or by telefax at the addresses set forth above.

20. Nothing contained in this Agreement shall be deemed to constitute a partnership or other legal relationship except that of principal and agent.

21. Any controversy or dispute arising out of this Agreement shall be settled by binding arbitration in accordance with the then current rules of the American Arbitration Association and any judgment from such award may be entered by any court of competent jurisdiction. Such arbitration shall take place in Los Angeles, California. In the event of any proceeding brought by either party to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the other reasonable attorneys' fees and expenses and all court costs.

22. Neither party hereto may assign or transfer this Agreement or any rights hereunder to any person, firm or corporation except to an affiliated company or a company acquiring substantially all of the assets of Sega or American.

23. This Agreement shall be deemed to have been entered into and delivered within the state of California and the rights and obligations to the parties shall be construed and enforced in accordance with and governed by the internal laws of the state of California.

24. The terms of paragraphs 8, 9, 10, 11, 15, 17, 18 and
21 shall survive the termination or expiration of this agreement.

25. This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties with reference to the Name. This Agreement may not be modified except by written agreement between the parties.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Agreement on the date first written above.

                                SEGA OF AMERICA, INC.

                                By:  /s/ Bernard Stolar

                                AMERICAN CHAMPION MEDIA, INC.

                                By:  /s/ Anthony K. Chan